UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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CHARAH SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHARAH SOLUTIONS, INC.
Notice of Annual Meeting
and
Proxy Statement
2021 Annual Meeting of Stockholders
June 9, 2021

CHARAH SOLUTIONS, INC.
12601 Plantside Drive
Louisville, Kentucky 40299
April 27, 2021
Dear Stockholder:
On behalf of the Board of Directors and the management of Charah Solutions, Inc., I invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on Wednesday, June 9, 2021. This year’s Annual Meeting will be held exclusively via live webcast. As a result of the online format, we are able to expand participant access, improve communication with our stockholders, and reduce costs, all while providing our stockholders the same opportunities to vote and ask questions that they would have had at an in-person meeting. This approach also enables participation by our national community and aligns with our strategic goal to lead with broader sustainability goals.
Details regarding how to participate in the Annual Meeting via live webcast and the business to be conducted are described in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. I hope that you will participate in the Annual Meeting, but even if you are planning to participate, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.
Thank you for your continued support.
Sincerely,

Stephen R. Tritch
Chairman of the Board

CHARAH SOLUTIONS, INC.
12601 Plantside Drive
Louisville, Kentucky 40299
(502) 245-1353
Notice of 2021 Annual Meeting of Stockholders
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Charah Solutions, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Wednesday, June 9, 2021 via live webcast at www.virtualshareholdermeeting.com/CHRA2021. The purpose of the Annual Meeting is to consider and take action on the following matters:
1.	Election of the three Class III directors nominated by the Board of Directors;
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021;
3.	Approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan to add 2,000,000 shares of Common Stock that may be issued under the Plan; and
4.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors recommends that you vote “FOR ALL” for Item 1 and “FOR” for Items 2 and 3. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 19, 2021 will be entitled to vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRA2021. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on the proxy card or Notice of Internet Availability of Proxy Materials provided or the instructions that you receive by e-mail. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time. Please allow ample time for the online check-in process.
Holding the Annual Meeting via live webcast allows us to communicate more effectively with more of our stockholders.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you are a stockholder of record and received a paper copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote by telephone; (ii) vote via the Internet; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you are a stockholder of record and received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares by proxy at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker, or similar organization, please follow the instructions you receive from the stockholder of record to vote your shares.
By Order of the Board of Directors,

Steven A. Brehm
Corporate Secretary
April 27, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 9, 2021:
The Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report to Stockholders are available at www.proxyvote.com.

i

PROXY STATEMENT
The Board of Directors (the “Board of Directors” or the “Board”) of Charah Solutions, Inc. (“Charah Solutions,” the “Company,” “we,” “us” or “our”) is providing these materials to you in connection with the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Wednesday, June 9, 2021 via live webcast at www.virtualshareholdermeeting.com/CHRA2021.
General Information
Why did I receive these materials?
You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Charah Solutions is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.
Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?
The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning April 27, 2021, and the proxy materials were posted on the investors portion of the Company’s website, www.charah.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting a copy.
What is included in these materials?
These materials include:
•	the Notice of Annual Meeting and Proxy Statement; and
•	the 2020 Annual Report to Stockholders, which contains the Company’s audited consolidated and combined financial statements.
If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
What items will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:
•	the election of the three Class III directors nominated by the Board of Directors;
•	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021; and
•	the approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•	“FOR ALL” for the election of each of the three Class III directors nominated by the Board of Directors;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021; and
•	“FOR” the approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan.
Who can participate in the Annual Meeting?
The Annual Meeting will be held exclusively via live webcast. Participation in the Annual Meeting is limited to:
•	stockholders of record as of the close of business on April 19, 2021;
•	holders of valid proxies for the Annual Meeting; and
•	invited guests.
To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on the proxy card or Notice of Internet Availability provided or the instructions that you receive by e-mail. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on Wednesday, June 9, 2021. Online check-in will begin at 9:30 a.m., Eastern Time. Please allow ample time for the online check-in process.
When is the record date and who is entitled to vote?
The Board set April 19, 2021 as the record date. As of the record date, 30,428,193 shares of Common Stock, par value $0.01 per share, of Charah Solutions (the “Common Stock”) were issued and outstanding and 26,000 shares of Series A Preferred Stock, par value $0.01 per share, of Charah Solutions (the “Preferred Stock” and, together with the Common Stock, collectively, the “Voting Stock”) were issued and outstanding. Stockholders are entitled to one vote per share of Common Stock and 413 votes per share of Preferred Stock outstanding on the record date on any matter properly presented at the Annual Meeting.
What is a stockholder of record?
A stockholder of record or registered stockholder is a stockholder whose ownership of Voting Stock is reflected directly on the books and records of Charah Solutions’ transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Voting Stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker, or similar organization. Charah Solutions only has access to ownership records for the registered shares.
How do I vote?
You may vote by any of the following methods:
•
Remotely. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/CHRA2021.

•
By telephone or via the Internet. Stockholders of record may vote by proxy, by telephone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions that you receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote by telephone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker, or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record.

•	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating, and returning the proxy card or voting instruction form provided.
How can I revoke my proxy or change my vote?
Stockholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by telephone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or the Notice of Internet Availability; or (iii) participating in the Annual Meeting via live webcast and voting online during the meeting prior to the closing of the polls. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial owners of shares held in street name. You may revoke or change your voting instructions by following the specific instructions provided to you by the stockholder of record (e.g., your bank, broker, or other nominee)
What happens if I vote by proxy and do not provide specific voting instructions?
Stockholders of record. If you are a stockholder of record and you vote by proxy, by telephone, via the Internet or by returning a properly executed and dated proxy card by mail, without providing specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”
Proposal 1, the election of directors, and Proposal 3, the approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan, are “non-routine” matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on this proposal. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021, is considered a “routine” matter.
What is the voting requirement to approve each of the proposals?
•
Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the three Class III director nominees who receive the highest number of votes cast “for” their election will be elected as directors).

•
Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021 requires the affirmative vote of a majority of the voting power of the outstanding shares of Voting Stock present or represented by proxy and entitled to vote on the proposal (meaning that of the total votes of all shares of Voting Stock present or represented by proxy at the Annual Meeting and entitled to vote, a majority of them must be “for” the proposal for it to be approved).

•
Proposal 3, Approval of the Amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan. Approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan to add 2,000,000 shares of Common Stock that may be issued under the 2018 Plan requires the affirmative vote of a majority of the voting power of the outstanding shares of Voting Stock present or represented by proxy and entitled to vote on the proposal (meaning that of the total votes of all shares of Voting Stock present or represented by proxy at the Annual Meeting and entitled to vote, a majority of them must be “for” the proposal for it to be approved).

•
Other Items. Approval of any other matters requires the affirmative vote of a majority of the voting power of the outstanding shares of Voting Stock present or represented by proxy and entitled to vote on the item (meaning that of the total votes of all shares of Voting Stock present or represented by proxy at the Annual Meeting and entitled to vote, a majority of them must be “for” the item for it to be approved).

What is the quorum for the Annual Meeting? How are “withhold” votes, abstentions and broker non-votes treated?
The presence, by participating remotely via live webcast or by proxy, of the holders of a majority of the voting power of all of the outstanding shares entitled to vote is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you participate remotely via live webcast or vote by telephone, via the Internet or by returning a properly executed and dated proxy card or voting instruction form by mail. “Withhold” votes, abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting.
With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also have no effect on the election of director nominees.
With respect to Proposal 2, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021, you may vote “for” or “against” this proposal, or you may “abstain” from voting on this proposal. An abstention will be counted as a vote present or represented and entitled to vote on this proposal and will have the same effect as a vote “against” this proposal, and a broker non-vote will not be considered entitled to vote on this proposal and will therefore have no effect on its outcome. As discussed above, because Proposal 2, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.
With respect to Proposal 3, the approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan, you may vote “for” or “against” this proposal, or you may “abstain” from voting on this proposal. An abstention will be counted as a vote present or represented and entitled to vote on this proposal and will have the same effect as a vote “against” this proposal, and a broker non-vote will not be considered entitled to vote on this proposal and will therefore have no effect on its outcome.
Who are the proxy holders and how will they vote?
The persons named as attorneys-in-fact in the proxies, Scott A. Sewell, Roger D. Shannon, and Steven A. Brehm, were selected by the Board and are officers and, with respect to Mr. Sewell, a director of the Company. If you are a stockholder of record and you return a properly executed and dated proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:
•	“FOR ALL” for the election of each of the three Class III directors nominated by the Board of Directors;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021; and
•	“FOR” the approval of the amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan.
If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted on such matters in the discretion of the proxy holders.
Who pays for solicitation of proxies?
The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers, and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

What if I have difficulties locating my 16-digit control number prior to the day of the Annual Meeting on June 9, 2021?
Prior to the day of the Annual Meeting on June 9, 2021, if you need assistance with your 16-digit control number and you are a stockholder of record, please call or e-mail Steven A. Brehm, the Company’s Corporate Secretary, at (502) 245-1353 or sbrehm@charah.com for assistance. If you are a beneficial owner of shares held in street name, you will need to contact the stockholder of record (e.g., your bank, broker, or other nominee) for assistance with your 16-digit control number.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the meeting?
If you encounter any difficulties accessing the live webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16-digit control number, please call or e-mail Steven A. Brehm, the Company’s Corporate Secretary, at (502) 245-1353 or sbrehm@charah.com for assistance. Technicians will be ready to assist you beginning at 9:30 a.m., Eastern Time, with any difficulties.
Where can I find the voting results of the Annual Meeting?
The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

Security Ownership of Certain Beneficial Owners and Management
The table below provides information about the beneficial ownership of the Voting Stock as of April 19, 2021, by each person known by the Company to beneficially own more than 5% of the outstanding shares of any class or series of the Voting Stock as well as by each director, director nominee and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned, shares deemed outstanding include shares of restricted Common Stock, given such shares have voting rights. The ownership percentage is based on 30,428,193 shares of Common Stock and 26,000 shares of Preferred Stock, in each case, outstanding as of April 19, 2021. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.
Until conversion, the holders of the Preferred Stock vote together with the Common Stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock.
Name	Number of Shares of Common Stock and Nature of Beneficial Ownership	Percentage of Common Stock	Number of Shares of Preferred Stock	Percentage of Preferred Stock	Percentage of Voting Stock
Principal Stockholders:
BCP Energy Services Fund-A, LP	7,277,549(1)	23.92%	—	—	17.68%
BCP Energy Services Fund, LP	5,252,369(1)	17.26%	—	—	12.76%
Charah Holdings LP	2,926,003(1)	9.62%	—	—	7.11%
Charah Preferred Stock Aggregator, LP	—	—	26,000	100.0%	26.08%
Portolan Capital Management, LLC, and related parties	2,978,524(2)	9.79%	—	—	7.24%
American Century Investment Management, Inc., and related entities	3,067,589(3)	10.08%	—	—	7.46%
North Run Capital, L.P., and related parties	2,476,938(4)	8.14%	—	—	6.02%
Directors, Director Nominees and Named Executive Officers:
Scott A. Sewell	664,003	2.18%	—	—	1.61%
Dorsey “Ron” McCall(5)	391,260	1.29%	—	—	*
Roger D. Shannon	258,280	*	—	—	*
Jack A. Blossman, Jr.	55,505	*	—	—	*
Mignon L. Clyburn	42,171	*	—	—	*
Brian K. Ferraioli(6)	38,236	*	—	—	*
Robert C. Flexon	63,005	*	—	—	*
Timothy J. Poché	—	—	—	—	—
Mark Spender	—	—	—	—
Stephen R. Tritch	71,707	*	—	—	*
Dennis T. Whalen	—	—	—	—	—
Directors and executive officers as a group (6 persons)(7)	1,154,671	3.79%	—	—	2.80%
*	Less than 1%.
(1)
Bernhard Capital Partners Management, LP’s (“BCP’s”) interest is held through Charah Holdings LP (“Charah Holdings”), BCP Energy Services Fund-A, LP and BCP Energy Services Fund, LP (collectively, the “BCP Energy Services Funds”) and Charah Preferred Stock Aggregator, LP. The general partner of Charah Holdings is Charah Holdings GP LLC. Charah Holdings GP LLC is owned by the BCP Energy Services Funds. The general partner of Charah Preferred Stock Aggregator, LP is Charah Preferred Stock Aggregator GP, LLC. The general partner of both the BCP Energy Services Funds and Charah Preferred Stock Aggregator GP, LLC is BCP Energy Services Fund GP, LP, and the general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and

Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its or his pecuniary interest therein. Company directors, Messrs. Poché and Spender collectively own less than 5% of a general partnership which owns less than 5% of each of BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.
(2)
This information is based upon a Schedule 13G filed with the SEC on February 12, 2021 directly by Portolan Capital Management, LLC and indirectly by George McCabe, each of whose address is 2 International Place, FL 26, Boston, MA 02110. The Schedule 13G reports that each of Portolan Capital Management, LLC and George McCabe has sole voting and sole dispositive power over 2,978,524 shares.

(3)
This information is based upon a Schedule 13G filed with the SEC on February 11, 2021 jointly by American Century Capital Portfolios, Inc., American Century Companies, Inc., American Century Investment Management, Inc. and Stowers Institute for Medical Research, each of whose address is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. The Schedule 13G reports that each of American Century Companies, Inc., American Century Investment Management, Inc. and Stowers Institute for Medical Research has sole voting power over 2,909,734 shares, shared voting power over no shares and sole dispositive power over 3,067,589; and American Century Capital Portfolios, Inc. has sole voting and dispositive power over 2,296,625 shares and shared voting and dispositive power over no shares.

(4)
This information is based upon a Schedule 13G filed with the SEC on February 12, 2021 jointly by North Run Capital, L.P., North Run Advisors, LLC, Todd B. Hammer and Thomas B. Ellis, each of whose address is 62 Walnut Street, Wellesley, MA 02481. The Schedule 13G reports that each of North Run Capital, L.P., North Run Advisors, LLC, Todd B. Hammer and Thomas B. Ellis has shared voting and shared dispositive power over 2,476,938 shares.

(5)	Resigned from the Board on November 19, 2020.
(6)	Resigned from the Board on May 18, 2020.
(7)	Includes the beneficial ownership of the Voting Stock as of April 19, 2021, for Messrs. Blossman, Flexon, Sewell, Shannon, and Tritch and Ms. Clyburn.

Proposal 1:
Election of Directors
The number of directors is currently fixed at seven (7) and the Board of Directors currently consists of seven (7) members. On March 16, 2021, Mr. Tritch informed the Board of Directors that he will not stand for re-election and will retire from the Board of Directors upon the expiration of his current term at the Annual Meeting. The Board is continuing its search for new potential directors and maintains its intention to increase diversity in the membership of our Board of Directors. The Company’s Amended and Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of directors, designated Class I, Class II and Class III, with each class as nearly equal in number as is reasonably possible. The three nominees standing for election as Class III directors at the Annual Meeting are: Timothy J. Poché, Mark Spender, and Dennis T. Whalen.
If elected, each nominee will serve for a three-year term expiring at the 2024 Annual Meeting of Stockholders or until his successor is duly elected and qualified. All of the nominees have agreed to be named in this Proxy Statement and to serve if elected.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.
The Board of Directors recommends that you vote “FOR ALL” for the election of each of the three nominees listed below. Unless otherwise specified, proxies will be voted “FOR ALL” for the election of each of the three nominees listed below.
Director Nominees
Listed below are the three persons nominated for election to the Board of Directors. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes, or skills that led the Board of Directors to conclude that the nominee should serve on the Board.
Timothy J. Poché
Mr. Poché, 53, has been a member of the Board since May 2020. Mr. Poché is the Chief Financial Officer & Chief Operating Officer at Bernhard Capital Partners Management, LP (“BCP”). He serves as a member of the Investment Committee and Portfolio Company Review Committee at BCP, a private equity management firm which directly and indirectly through certain affiliates owns approximately 63% of the total voting power of the outstanding shares of the Common Stock, including the Preferred Stock on an as-converted basis. Since joining BCP in 2013, he oversees all aspects of finance, compliance, and financial reporting. Prior to joining BCP, Mr. Poché served as Senior Vice President and Chief Accounting Officer for The Shaw Group. Along with this role, Mr. Poché served as Senior Vice President and Chief Financial Officer for the largest operating segment at Shaw, Shaw Power. Before his time with Shaw, Mr. Poché spent 22 years as a Partner with Deloitte & Touche LLP. During his tenure at Deloitte, Mr. Poché served as Office Managing Partner and Professional Practice Director in New Orleans, Louisiana where he was responsible for all New Orleans marketplace activities for the assurance, tax, and consulting service lines. Prior to that, he was a Lead Client Service Partner in Houston, Texas where he worked with multi-national, Fortune 500 companies operating in the utility, services, and midstream sectors of the energy industry. Mr. Poché received his B.S. in Accounting from Louisiana State University and is a Certified Public Accountant.
Because of this extensive knowledge and experience with industrial services businesses and his experience in finance, accounting and audit, the Board of Directors believes Mr. Poché is qualified to serve on the Board. Mr. Poché was recommended to the Board of Directors by BCP and has been designated as a BCP Director by the Board pursuant to the Stockholders’ Agreement.
Mark Spender
Mr. Spender, 43, has been a member of the Board since January 2018. Mr. Spender is a Managing Director and member of the Investment Committee at BCP, a private equity management firm which directly and indirectly through certain affiliates owns approximately 63% of the total voting power of the outstanding shares of the

Voting Stock, including the Preferred Stock on an as-converted basis. Since joining BCP in October 2015, Mr. Spender has led the firm’s investments in the environmental and utility services industries. Prior to his roles at BCP, Mr. Spender was a Managing Director in the Global Industrials Group in the Investment Banking Department at Credit Suisse, a leading financial services company, where he began his career in 2000. Mr. Spender also held various roles in the Investment Banking Department at UBS from 2004 to 2011. During his more than 15 years in investment banking, Mr. Spender focused on a variety of industrial subsectors, including engineering and construction, building products and construction materials, and industrial distribution. Mr. Spender holds a B.B.A. in finance with highest distinction from the University of Michigan’s Ross School of Business.
Because of his extensive knowledge of the power generation industry and his involvement and directorship with our predecessor companies, the Board of Directors believes Mr. Spender is well qualified to serve on the Board. Mr. Spender was recommended to the Board of Directors by BCP and has been designated as a BCP Director by the Board pursuant to the Stockholders’ Agreement.
Dennis T. Whalen
Mr. Whalen, 62, has been nominated for election to the Board of Directors. Mr. Whalen is retired from KPMG where he was a senior partner and served as lead audit partner to several of the Firm’s largest clients and also held several leadership positions. He worked at KPMG for 38 years before retiring in 2020. While at KPMG, he served on the KPMG U.S. Board of Directors, as an Audit Committee Institute Leader, and founded the Board Leadership Center. Mr. Whalen brings more than 35 years of global experience and an exceptional record of delivering results while driving innovation and simplification in a dynamic and challenging business environment. Mr. Whalen is a Board Leadership Fellow of the National Association of Corporate Directors (NACD), recently attained the distinction of Directorship Certified by successfully passing NACD’s new exam, and has been consistently named as one of the most influential people in governance in America by NACD’s Directorship magazine.
Because of his extensive experience as an independent auditor over numerous public audit committees and his broad knowledge of corporate and financial issues of construction, energy, and industrial manufacturing companies, the Board of Directors believes Mr. Whalen is well qualified to serve on the Board.
Continuing Directors
The following paragraphs include information about each continuing director’s business background, as furnished to the Company by the director, and additional experience, qualifications, attributes, or skills that led the Board of Directors to conclude that the director should serve on the Board.
Class I Directors — Term to Expire in 2022
Mignon L. Clyburn
Ms. Clyburn, 59, has been a member of the Board since March 2019. Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an Open Internet. Prior to her federal appointment, she served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community. Ms. Clyburn holds a bachelor’s degree in banking, finance, and economics from the University of South Carolina. Ms. Clyburn has served on the Board of Directors and as a member of the Nominating and Corporate Governance Committee of Lions Gate Entertainment Corp. (NYSE: LGF.A) since September 2020. Since November of 2020, Ms. Clyburn has also served on the Board of Directors of RingCentral, Inc. (NYSE: RNG).
Because of her experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields and her background as a successful business executive, the Board of

Directors believes Ms. Clyburn is well qualified to serve on the Board. Ms. Clyburn was recommended to the Board of Directors by BCP and has been designated as a BCP Director by the Board pursuant to the Stockholders’ Agreement.
Robert C. Flexon
Mr. Flexon, 62, has been a member of the Board since June 2018. Mr. Flexon served as President and Chief Executive Officer of Dynegy Inc., a power generation and energy marketing company based in Houston, Texas until its merging with Vistra Energy Corp. in April 2018, a position he held from June 2011 to June 2018. Prior to joining Dynegy, Mr. Flexon served as Chief Financial Officer, UGI in 2011, President and Chief Executive Officer of Foster Wheeler from 2009 to May 2010. He served as Chief Financial Officer of NRG Energy, Inc. from March 2009 to November 2009 and from March 2004 to March 2008 as well as its Chief Operating Officer from March 2008 to March 2009. Prior to joining NRG, Mr. Flexon served as a Vice President in various capacities at Hercules Inc., which he joined in 2000. Previously, Mr. Flexon served with Atlantic Richfield Company for more than 10 years, including as General Auditor from 1998 to 2000, Franchise Manager of ARCO Products from 1996 to 1998 and Controller of ARCO Products from 1995 to 1996. He began his career with the former Coopers & Lybrand public accounting firm in 1980. He also serves as Director and Chair of Pacific Gas and Electric (NYSE: PCG) since July 2020 and as a Director and Chair of Capstone Turbine (NASDAQ: CGRN) since April 2018. Mr. Flexon previously served on the Boards of Dynegy (2001 to 2018) TransAlta Corporation (2018 to 2020) and Westmoreland Coal Company (2016 to 2019) and also currently serves on the Board of Genesys Works Houston since 2016, providing career education and professional experience to High School students in the underserved communities of Houston. Mr. Flexon is a certified public accountant (inactive) and holds a bachelor’s degree in accounting from Villanova University.
Because of his broad knowledge of the competitive and regulated power generation industry, and executing cultural, operational, and financial restructurings, while achieving top decile safety performance, the Board of Directors believes Mr. Flexon is well qualified to serve on the Board.
Class II Directors – Term to Expire in 2023
Jack A. Blossman, Jr.
Mr. Blossman, 56, has been a member of the Board since June 2018. Mr. Blossman has been a practicing attorney for more than 25 years, primarily focusing his practice on the utility regulatory field. He is Of Counsel at the New Orleans law firm of Milling Benson Woodward LLP, which he joined in 2017. Prior to his current role, Mr. Blossman worked as a solo practitioner and general consultant. He was a member of the Louisiana Public Service Commission from 1996 to 2008 and served two terms as its Chairman from 2002 to 2003 and from 2007 to 2008. From 1993 to 2008, Mr. Blossman served on the board of directors of Parish National Bank before it was acquired by Whitney Holding Corporation. Mr. Blossman currently sits on the Board of Trustees of Louisiana State University. Mr. Blossman holds a bachelor’s degree in general studies from Louisiana State University and a J.D. from Southern University School of Law.
Because of his energy, regulatory and financial experience and legal background, the Board of Directors believes that Mr. Blossman is well qualified to serve on the Board. Mr. Blossman was recommended to the Board of Directors by BCP and has been designated as a BCP Director by the Board pursuant to the Stockholders’ Agreement.
Scott A. Sewell
Mr. Sewell, 41, has been a member of the Board since January 2019. Mr. Sewell has served as President and Chief Executive Officer of Charah Solutions since January 2019. Prior to that, Mr. Sewell held several other leadership positions with Charah Solutions, including Chief Operating Officer from 2013 to January 2019, Senior Vice President of Operations from 2012 to 2013, Vice President of Operations from 2010 to 2012, and Operations Manager from 2008 to 2010. Prior to joining Charah Solutions, he worked for Bechtel Corporation from 2002 to 2007. He is a Six Sigma Yellow Belt and holds professional affiliations as a member of the Project Management Institute, the Association of Equipment Management Professionals, and the International Erosion Control Association. Mr. Sewell holds a bachelor’s degree in international business from the College of Charleston in South Carolina.
Because of his broad knowledge of the power generation industry, the Board of Directors believes Mr. Sewell is well qualified to serve on the Board.

Corporate Governance
The Board of Directors
The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles, and guidelines, known as the Corporate Governance Guidelines. The Board also has adopted (i) a Financial Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer and principal accounting officer or controller and all persons performing similar functions for the Company; and (ii) a Code of Business Conduct and Ethics, which applies to the directors, officers, employees and agents of the Company and its subsidiaries, and members of their immediate family. The Financial Code of Ethics and the Code of Business Conduct and Ethics include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and other related topics.
Documents Available
All of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as the Corporate Governance Guidelines, the Financial Code of Ethics and the Code of Business Conduct and Ethics, are published on the investors portion of the Company’s website, www.charah.com. These materials are also available in print free of charge to any stockholder upon request by contacting the Company in writing at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299, Attention: Investor Relations, or by telephone at (502) 245-1353. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Financial Code of Ethics (to the extent required to be disclosed pursuant to Form 8-K) on the investors portion of the Company’s website, www.charah.com. By referring to the Company’s website, www.charah.com, or any portion thereof, including the investors portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.
Director Independence
Because BCP, directly and indirectly through certain affiliates, beneficially owns (or otherwise has the right to vote or direct the vote of) more than 50% of the outstanding shares of the Voting Stock, the Company qualifies as a “controlled company” for purposes of the New York Stock Exchange rules (the “NYSE rules”) and, therefore, is not required to comply with all of the requirements of those rules, including the requirement that a listed company have a majority of independent directors. Nevertheless, the Company does not avail itself of the exceptions from such requirements.
The Board believes that a majority of its members are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company.
The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, has conducted an evaluation of director independence based on the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director and director nominee (and his or her immediate family members and affiliates) and each of the Company, its management and its independent registered public accounting firm, as well as the transactions described below under “—Related Party Transactions.” As a result of this evaluation, the Board determined that each of Messrs. Blossman, Ferraioli, Flexon, Spender, Poché, Whalen, and Tritch and Ms. Clyburn qualifies as an independent director under the NYSE rules and the SEC rules. The Board determined, with the assistance of the Nominating and Corporate Governance Committee that Messrs. McCall and Mr. Sewell, based on their status as Company employees, were not independent. The Board also determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Hedging and Pledging Policies
The Company has a stock trading policy that, among other things, prohibits all of our employees (including executive officers) and directors from engaging in speculative trading in the Company’s shares, which prohibition includes any arrangement by which a stockholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our stock trading policy prohibits all of our employees (including executive officers) and directors from holding the Company’s securities in a margin account or otherwise pledging these securities as collateral for a loan, except for pledges of securities in effect before the adoption of the Company’s insider trading policy.
Board Leadership Structure
The Board believes that the existing leadership structure, under which Mr. Stephen R. Tritch serves as Chairman of the Board and Mr. Scott A. Sewell serves as President and Chief Executive Officer, is the most appropriate and in the best interests of Charah Solutions and its stockholders at this time. As Mr. Tritch has chosen not to seek reelection, after the Annual Meeting, the Board will choose a new Chairman of the Board from one of the independent members. Given the Company’s current needs, the Board believes this structure is optimal as it allows Mr. Sewell to focus on providing the day-to-day leadership of the Company, while allowing Mr. Tritch and the new Chairman to focus on providing guidance to Mr. Sewell and setting the agenda for Board meetings and presiding over meetings of the Board. Although the Board believes that this leadership structure is currently in the best interests of Charah Solutions and its stockholders, the Board has the flexibility to elect the same individual to the position of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that returning to such a leadership structure would be appropriate.
Board Committees
The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Committee members and committee chairs are appointed by the Board. The members and chairs of these Committees are identified in the following table:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jack A. Blossman, Jr.	Member		Chair
Mignon L. Clyburn		Chair	Member
Robert C. Flexon	Chair	Member
Timothy J. Poché			Member
Scott A. Sewell
Mark Spender		Member	Member
Stephen R. Tritch	Member

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:
Committee	Key Functions and Additional Information		Number of Meetings in Fiscal 2020
Audit Committee	•	Assists the Board in its oversight of (i) the integrity of the Company’s financial statements and financial reporting process, (ii) the systems of internal accounting and financial controls, (iii) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm, (iv) the qualifications and independence of the Company’s independent registered public accounting firm and (v) the Company’s compliance with legal and regulatory requirements.	7
	•	Appoints, compensates, retains, evaluates, and oversees the Company’s independent registered public accounting firm.
	•	Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.
	•	Reviews and discusses with management the quarterly earnings releases.
	•	Pre-approves all audit and permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm.
	•	Reviews and, if appropriate, approves or ratifies related party transactions.
•
Discusses with management, the Company’s independent registered public accounting firm and Company personnel responsible for the Company’s internal audit function the adequacy and effectiveness of the Company’s accounting and financial controls.

	•	Reviews and discusses with management the Company’s policies and guidelines with respect to risk assessment and risk management.
•
The Board of Directors has determined that Mr. Flexon is an “audit committee financial expert” within the meaning of the SEC rules and that each of Messrs. Blossman, Flexon and Tritch is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment.

Compensation Committee	•	Approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance against the goals.	8
	•	Approves the compensation of the other senior executive officers of the Company.
	•	Recommends to the Board for approval the total compensation for directors.
	•	Approves employment agreements, severance agreements and change in control agreements with the senior executive officers of the Company.
	•	Oversees regulatory compliance regarding compensation matters.
•
Develops and reviews periodically succession plans of the Chief Executive Officer and the other senior executive officers of the Company, and screens and recommends to the Board for approval candidate(s) for Chief Executive Officer and other senior executive officers of the Company.

Committee	Key Functions and Additional Information		Number of Meetings in Fiscal 2020
Nominating and Corporate Governance Committee	•	Identifies, evaluates, and recommends director candidates to the Board.	6
	•	Determines the qualifications for membership on the Board and its committees and reviews these qualifications with the Board periodically.
	•	Makes recommendations to the Board concerning committee member appointments and committee leadership.
	•	Makes recommendations to the Board with respect to determinations of director independence.
	•	Oversees annual performance evaluation of the Board and the committees of the Board.
	•	Develops and oversees director education and new director onboarding.
	•	Considers and recommends to the Board other actions relating to corporate governance.
To assist with oversight of the sale of Allied Power Holdings, LLC, the Board created a special committee to review and consider a possible sale to Allied Group Intermediate Holdings, LLC, an affiliate of Bernhard Capital Management LP, the Company’s majority stockholder. Members of the special committee included Mr. Blossman, Ms. Clyburn, and Mr. Tritch with Mr. Flexon serving as Chair. The special committee was disbanded in November 2020 upon the sale of Allied Power Holdings, LLC. The Board may also establish other committees from time to time as it deems necessary.
Director Meeting Attendance
The Board of Directors held 16 meetings during fiscal 2020. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2020. It is the Board’s policy that the directors should attend the Company’s annual meeting of stockholders. All eight of the Company’s directors (including Mr. McCall) attended the 2020 Annual Meeting of Stockholders.
Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions without management in connection with each regularly scheduled Board meeting or as is otherwise required by the NYSE rules, and at other times as necessary. Mr. Tritch, as Chairman of the Board, presides, and the new Chairman will preside, over these executive sessions.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members, including nominees recommended by stockholders of the Company. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee considers advice and recommendations from stockholders, management and others as it deems appropriate, and also takes into account the performance of incumbent directors in determining whether to recommend them to stand for re-election at the Annual Meeting of stockholders. After the completion of interviews (including, as appropriate, with other Board members, the Chief Executive Officer and other members of senior management) and reference checks of identified candidates, the Nominating and Corporate Governance Committee will meet in person or by conference call to discuss and make recommendations to the Board with respect to the candidates. The full Board will then vote on the Committee’s recommendations. Those candidates approved by a majority of the Board shall be nominated for election by the Company’s stockholders at the next annual meeting.
The Company seeks to align Board composition with the Company’s strategic direction so that Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected for their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills, and experience. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee considers the following criteria, in addition to other factors it may determine appropriate: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and (iv) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.
Neither the Nominating and Corporate Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes that men and women of different ages, races, and ethnic and cultural backgrounds can contribute different and useful perspectives, and can work effectively together to further the Company’s objectives, and a candidate’s diversity is one of the criteria that the Nominating and Corporate Governance Committee considers in evaluating potential director nominees.
The Nominating and Corporate Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees. With respect to the nomination of Dennis T. Whalen, the committee did not hire a third party to assist in the nomination process. An incumbent independent director recommended Mr. Whalen to the committee and the committee also received input from BCP as to the nomination of Mr. Whalen.
Stockholder Nominations of Director Candidates
Nominations by stockholders of director candidates to be considered for the 2022 Annual Meeting of Stockholders must be in writing and received by the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299 not earlier than February 9, 2022 and not later than March 11, 2022. However, in the event that the date of the 2022 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after June 9, 2022, notice by the stockholder to be timely must be so received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about the nominee and the stockholder submitting the nomination as set forth in the Company’s Amended and Restated Bylaws. With respect to the nominee, the notice must contain, among other things, (i) a completed and signed questionnaire, representation and agreement in a form provided by the Company, which form the stockholder submitting the nomination must request from the Company’s Corporate Secretary in writing with no less than seven days advance notice; (ii) a written representation and agreement (in the form provided by the Company’s Corporate Secretary upon written request) that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (C) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; and (iii) any other information regarding the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors or that the Company may reasonably require to determine the eligibility of the nominee to serve as a director of the Company. With respect to the stockholder submitting the nomination, the notice must contain: (i) the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (as defined in the Company’s Amended and Restated Bylaws); (ii) the class or series and number of shares of the Company owned of record or beneficially by such stockholder or any Stockholder Associated Person; (iii) any derivative positions held of record or beneficially by such stockholder or any Stockholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class or series of the Company’s shares; (iv) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person(s) in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination; (v) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Company; (vi) any short interest in any security of the Company held by such stockholder or any Stockholder Associated Person; (vii) any rights to dividends on the shares of the Company owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Company; (viii) any proportionate interest in shares of the Company or derivative positions held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (ix) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative positions, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household; (x) any other information regarding such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; (xi) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and (xii) a representation as to whether such stockholder or any Stockholder Associated Person intends to, or is part of a group which intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination.
A stockholder who is interested in nominating a director candidate should request a copy of the Company’s Amended and Restated Bylaws by writing to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299. Candidates will be subject to a background check by a qualified firm of the Company’s choosing. In addition, stockholders may choose to recommend a candidate to the Nominating and Corporate Governance Committee for consideration. Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy materials; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the director nomination process described above.
Annual Evaluation of Directors and Board Committee Members
The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director records his or her views on the performance of each director standing for re-election, each committee of the Board, the Chairman, and the Board of Directors as a whole. The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.
Policy for Review of Related Party Transactions
Pursuant to the Company’s Related Party Transactions Policy, the Audit Committee reviews all of the relevant facts and circumstances of related party transactions and either approves or disapproves entry into the related party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee takes into account, among other factors, the following:
•	the position within or relationship of the related party with the Company;
•	the materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;
•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available with an unrelated party, or is on terms that the Company offers generally to persons who are not related parties;
•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business;
•	the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures; and
•	any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.
Furthermore, the Company’s Related Party Transactions Policy requires that all related party transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards.
Related Party Transactions
Master Reorganization Agreement
In connection with the initial public offering (the “IPO”), we entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”), dated June 13, 2018, among the Company and the other parties named therein, pursuant to which: (i) (A) Charah Holdings, a Delaware limited partnership, contributed all of its interests in Charah Management LLC, a Delaware limited liability company (“Charah Management”), and Allied Power Holdings, LLC, a Delaware limited liability company (“Allied Power Holdings”), to the Company in exchange for 17,514,745 shares of Common Stock, (B) CEP Holdings, a Kentucky corporation, contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 4,605,465 shares of Common Stock, (C) Charah Management Holdings LLC, a Delaware limited liability company (“Charah Management Holdings”), contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 907,113 shares of Common Stock and (D) Allied Management Holdings, LLC, a Delaware limited liability company (“Allied Management Holdings”), contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 409,075 shares of Common Stock; (ii) each of Charah Management Holdings and Allied Management Holdings distributed the shares of Common Stock received by it pursuant to clause (i) above to its respective members in accordance with the respective terms of its limited liability company agreement; and (iii) Charah Holdings distributed a portion of the shares of Common Stock it received in clause (i) above to certain direct and indirect blocker entities which merged into the Company, with the Company surviving, and BCP Energy Services Fund, LP, a Delaware limited partnership owned by BCP and certain related affiliates, and BCP Energy Services Fund-A, LP, a Delaware limited partnership owned by BCP and certain related affiliates, received 14,020,861 shares of Common Stock as consideration in the mergers.
In addition and pursuant to the Master Reorganization Agreement, in exchange for the contribution of their profits interests in Charah Management Holdings and Allied Management Holdings, the Company issued, pursuant to a restricted stock award agreement, to certain of the then-current officers and employees who owned equity interests in Charah Management and Allied Power Holdings, including through Charah Management Holdings and Allied Management Holdings, 1,215,956 shares of Common Stock at the closing of the IPO, of which 303,993 were vested at the IPO and of which the remaining 911,963 shares were subject to time-based vesting conditions or performance vesting conditions, and of which shares 343,136 vested in 2019, 183,502 vested in 2020 and 148,516 vested in 2021. The remaining shares forfeited. Furthermore, the Company issued awards of Common Stock in an aggregate amount of 316,199 shares of Common Stock to certain of the Company’s non-executive employees, which were unvested at the time of the award and have since either vested or been forfeited.
In connection with the Master Reorganization Agreement, we agreed to indemnify Charah Holdings, CEP Holdings and any of their respective affiliates and directors, officers, partners, employees, members, managers, equityholders, agents and representatives to the fullest extent permitted by applicable law against liabilities that they may incur as a result of acting as a direct or indirect director, officer, partner, employee, member, manager, equityholder, agent, representative or affiliate of Charah Management, Allied Power Holdings or any of their respective subsidiaries.

Registration Rights Agreement
In connection with the closing of the IPO, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto as the Holders.
Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, dated June 13, 2018, filed by the Company with the SEC on June 15, 2018, BCP has the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of BCP’s shares of Common Stock. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.
In addition, pursuant to the Registration Rights Agreement, BCP has the right to require the Company, subject to certain limitations set forth therein, to affect a distribution of any or all of BCP’s shares of Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or to conduct an underwritten offering, whether or not for its account, then the Company must notify BCP of such proposal before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow BCP to include a specified number of its shares in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.
On March 16, 2020, the Company amended the Registration Rights Agreement in order to grant to Charah Preferred Stock Aggregator, LP the registration rights applicable to the other BCP-affiliated parties thereto with respect to the Common Stock into which the Preferred Stock is convertible.
Stockholders’ Agreement
In connection with the closing of the IPO, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), dated as of June 18, 2018, with CEP Holdings, BCP and certain members of management. Among other things, the Stockholders’ Agreement provides BCP with the right to nominate a number of directors to the Board in a proportionate amount to the number of shares of Common Stock that it holds, as follows: (i) a majority of the directors as long as BCP owns at least 50% of the Common Stock; (ii) at least 40% of the directors as long as BCP owns at least 40% but less than 50% of the Common Stock; (iii) at least 30% of the directors as long as BCP owns at least 30% but less than 40% of the Common Stock; (iv) at least 20% of the directors as long as BCP owns at least 20% but less than 30% of the Common Stock; and (v) at least 10% of the directors as long as BCP owns at least 5% but less than 20% of the Common Stock. Pursuant to its right under the Stockholders’ Agreement, BCP has nominated and/or the Board of Directors has designated, as applicable, Messrs. Blossman, Poché, Spender and Tritch and Ms. Clyburn as BCP Directors.
On July 9, 2020, CEP Holdings irrevocably waived its right under the Stockholders’ Agreement to nominate Charles E. Price as a director.
Information Rights Agreement
On October 9, 2018, Charah Solutions entered into an Information Rights Agreement (the “Information Rights Agreement”) with BCP, pursuant to which the Company will provide BCP with certain financial and other information and other rights. Specifically, the Information Rights Agreement provides that (i) the Company will deliver, or cause to be delivered, to BCP, upon written request, certain monthly, quarterly and annual financial information as well as the Company’s annual budget, business plan, and financial forecasts and projections for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Common Stock; (ii) the Company will deliver to BCP, upon written request, such other information about the Company and its subsidiaries and provide access to the Company’s management, in each case, as may be reasonably requested by BCP for so long as BCP and its affiliates beneficially own at least 20% of the outstanding shares of the Common Stock; (iii) BCP will have the right to appoint one non-voting observer to the Board, provided that the observer will not be considered a director of the Company or otherwise constitute a member of the Board and will in no event be entitled to vote on any matters presented to the Board, for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Common Stock; (iv) BCP and its affiliates, employees, agents and representatives will be bound by certain confidentiality and use restrictions regarding any information obtained pursuant to the Information Rights Agreement; and (v) BCP will notify the Chairman of the Board if BCP or its affiliates have agreed to purchase or beneficially own 10% or more of the equity of a competitor of the Company, in such event, the Company will not comply with the provisions of the Information Rights Agreement requiring it (A) to deliver, or cause to be delivered, to BCP certain monthly financial information as well as the Company’s annual budget, business plan, and financial forecasts and projections, (B) to deliver to BCP such other information about the Company and its subsidiaries and to provide access to the Company’s management, in each case, as may be reasonably requested by BCP and (C) to provide BCP the right to appoint a non-voting observer to the Board, in each case, if the Board determines that doing so could have an adverse impact on the Company. The Company’s entering into the Information Rights Agreement was approved by the Audit Committee of the Board as well as the Board.
Preferred Stock Purchase Agreement
On March 5, 2020, we entered into a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”), by and between us and Charah Preferred Stock Aggregator, LP (the “Preferred Stock Investor”), an affiliate of BCP, which beneficially owns approximately 63% of the total voting power of the outstanding shares of the Voting Stock, including the Preferred Stock on an as-converted basis, whereby we agreed to issue and sell to the Preferred Stock Investor 26,000 shares of Preferred Stock in exchange for approximately $25.2 million. As a condition to entering into the Preferred Stock Purchase Agreement, we agreed to amend the Registration Rights Agreement to give the Preferred Stock Investor certain registration rights with respect to the Preferred Stock.
ATC Group Services LLC Service Contract
ATC Group Services LLC (“ATC”), an entity owned by BCP, which beneficially owns approximately 63% of the total voting power of the outstanding shares of the Voting Stock, including the Preferred Stock on an as-converted basis, provided environmental consulting and engineering services at certain service sites. Expenses paid to ATC in fiscal 2020 were $320,952.68.
Sale of Allied Power Holdings, LLC
On November 19, 2020, the Company entered into an Unit Purchase Agreement to sell its subsidiary engaged in maintenance, modification and repair services to the nuclear and fossil power generation industry, Allied Power Holdings, LLC, to Allied Group Intermediate Holdings, LLC, an affiliate of Bernhard Capital Management LP, the Company’s majority stockholder, in an all-cash deal for $40 million. The sale was approved by a special committee of the Company’s board of directors consisting solely of independent directors, which obtained a fairness opinion in connection with the sale. The Company and Allied Group Intermediate Holdings, LLC made customary representations and warranties and agreed to customary covenants in the Purchase Agreement. In addition, the Company agreed to a non-competition and non-solicitation arrangement under the purchase agreement with Allied Group Intermediate Holdings, LLC, subject to customary exceptions.
Transition Services Agreement with Allied Group Intermediate Holdings, LLC
The Company entered into a Transition Services Agreement with Allied Group Intermediate Holdings, LLC pursuant to which the Company will provide Allied Power Holdings, LLC and Allied Group Intermediate Holdings, LLC, an affiliate of BCP, with certain transition assistance services from the sale date of the Allied Power Holdings, LLC until April 30, 2021 in exchange for payment.
Historical Transactions with Affiliates
Brown & Root Industrial Services, LLC Subcontract
On December 19, 2017, we entered into a Subcontract Master Agreement (the “Master Agreement”) with Brown & Root Industrial Services, LLC (“B&R”). BCP, which beneficially owns approximately 63% of the total voting power of the outstanding shares of the Voting Stock, including the Preferred Stock on an as-converted basis, has a greater than 10% equity interest in B&R. The parties agreed to one work authorization under the Master Agreement in the amount of $19.3 million for water redirection work construction for one of the Company’s customers. Expenses paid to B&R in fiscal 2019 were approximately $1.6 million. All work under the issued work authorization was completed in fiscal 2019 and the Master Agreement has been terminated.
Amended and Restated Office Lease Agreement
We previously rented our corporate office and a condo from Price Real Estate, LLC (“Price Real Estate”), an entity indirectly owned by Charles E. Price, our former President and Chief Executive Officer. In October 2019, Price Real Estate sold the Company’s corporate office to an independent third party. The Company terminated the rental of the condo in March 2020. Rental expenses of $390,850 to Price Real Estate were incurred during fiscal 2019.
Aircraft Lease Agreement
PriceFlight, LLC (“PriceFlight”), an entity indirectly owned by Charles E. Price, our former President and Chief Executive Officer, provided flight services to us in fiscal 2019. Expenses to PriceFlight for flight services amounted to $85,250 for fiscal 2019. The arrangement with PriceFlight was terminated in March 2019.
Employment Arrangement with Charles W. Price
Charles W. Price, the son of Charles E. Price, our former President and Chief Executive Officer, was an employee of the Company from 2005 to May 2019, when his employment ended. Charles W. Price’s total cash and equity compensation for fiscal 2019 was $237,156. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees.
The Board’s Role in Risk Oversight
The Board of Directors oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. The full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:
•
The Audit Committee oversees risks related to internal financial and accounting controls, legal, regulatory and compliance risks, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function, related party transactions, and the overall risk management governance structure and risk management function;

•	The Compensation Committee oversees the Company’s compensation programs and practices; and
•	The Nominating and Corporate Governance Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.
The Board leadership structure supports the Company’s governance approach to risk oversight as the Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Chairman of the Board and the committee chairpersons, in their respective areas, maintain oversight roles as independent members of the Board.
Compensation Committee Advisors
The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent advisor and to provide it with advice and support on executive compensation issues.

The Compensation Committee has reviewed and confirmed the independence of Meridian as the Compensation Committee’s compensation consultant. Neither Meridian nor any of its affiliates provides any services to Charah Solutions except for services provided to the Compensation Committee. In addition to Meridian, the Compensation Committee has reviewed the independence of each other outside advisor in advance of receiving advice from such person.
Communications with the Board of Directors
Stockholders and other interested parties can communicate directly with any of the Company’s directors, by sending a written communication to a director at Charah Solutions, Inc. c/o Corporate Secretary, 12601 Plantside Drive, Louisville, Kentucky 40299. Stockholders and other interested parties wishing to communicate with the Chairman of the Board, or with the independent directors as a group may do so by sending a written communication to Chairman of the Board at the above address.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward other correspondence.

Director Compensation
The table below sets forth the compensation paid to each non-employee director (other than directors who are employees of BCP) who served on the Board in fiscal 2020. Directors who are employees of the Company or BCP (currently Messrs. Poché, McCall, Sewell, and Spender) do not receive compensation (other than their compensation as employees of the Company or BCP) for their service on the Board of Directors.
2020 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jack A. Blossman, Jr.	65,625	36,289	101,914
Mignon Clyburn	62,344	36,289	98,633
Brian K. Ferraioli	35,000	—	35,000
Robert C. Flexon	78,906(3)	36,289	115,195
Stephen R. Tritch	74,375	50,804	125,179
(1)	The Director Fees were reduced by 25% for the installments for the second and third quarter.
(2)
Represents the full grant date fair value of restricted stock unit (“RSU”) awards granted on June 9, 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that the Company would expense in the consolidated and combined financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see Note 2 to the consolidated and combined financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

(3)	Includes a $10,000 payment for services provided in 2020 as chair of the special committee.
Historically, each non-employee director (other than directors who are employees of BCP) receives an annual retainer of $65,000 paid in quarterly installments. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual compensation of $15,000, $12,500, and $10,000, respectively, paid in quarterly installments. In 2020, the quarterly installments for the second quarter and third quarter were reduced by 25% to counter the impact of COVID-19 on the Company. The full installment amount was reinstated for the fourth quarter installment.
Historically, each eligible non-employee director receives an annual equity grant with a target value of $100,000 made in the form of RSUs. The RSUs vest on the first anniversary of the grant date and will be paid in shares of Common Stock on the vesting date. The Chairman of the Board receives additional annual compensation of $60,000, one-third of which is paid in cash and two-thirds of which is paid in stock grants. The fiscal 2020 annual equity grant occurred on June 9, 2020. In order to counter the impact of COVID-19 on the Company and to preserve shares in the Charah Solutions, Inc. 2018 Omnibus Plan, the equity grant was made using a $4.85 per share value, rather than the actual $1.76 per share value on June 9, 2020. On June 9, 2020, each eligible non-employee director (other than Mr. Tritch) received an award of 20,619 RSUs and Mr. Tritch received an award of 28,866 RSUs, which included the additional equity compensation payable to him as Chairman of the Board.

Executive Compensation
We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act.
Summary Compensation Table
The following table summarizes, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2020 and 2019.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Scott A. Sewell President and Chief Executive Officer	2020	513,834	525,000	381,031	—	23,593	1,443,458
	2019	514,423	—	1,056,838	—	27,531	1,598,792
Roger D. Shannon Chief Financial Officer and Treasurer	2020	406,221	290,500	150,600	—	23,490	870,811
	2019	255,166	148,250	914,998	—	56,387	1,374,801
Dorsey “Ron” McCall Senior Vice President	2020	692,314	—	—	—	32,999	725,313
	2019	750,006	—	—	750,000	34,004	1,534,010
(1)	Salaries were reduced by 5% between April 26, 2020 through September 27, 2020.
(2)	Amounts shown represent the payment of annual bonuses for the applicable year. For a description of annual bonuses for fiscal 2020, see “—Additional Narrative Disclosures—2020 Bonus Plan” below.
(3)
The amounts in the “Stock Awards” column do not reflect the actual value the named executives will realize from the RSUs and the performance share units (“PSUs”) awarded to the executives. The amounts presented in the table are the grant date fair values of the awards computed in accordance with FASB ASC Topic 718 based on the probable outcome of any applicable performance conditions (determined as of the applicable date of grant) and excluding the effect of estimated forfeitures. The Company will recognize the grant date fair values of the awards as compensation expense over the vesting period of the awards.

For the 2020 figures, this column includes the grant date fair values of $152,412 for 86,598 PSUs awarded to Mr. Sewell on June 9, 2020 and $160,239.52 for 34,227 PSUs awarded to Mr. Shannon on June 9, 2020. The June 9, 2020 per share value was $1.76. The PSUs will vest if the employee meets the Service Requirement of maintaining employment from the grant date through December 31, 2022, the end of the Performance Period, and if the Company achieves a relative total stockholder return percentile ranking of the Company as compared to the specific performanc of its peer group and achieves a target 3-year cumulative revenue growth from January 1, 2020 through December 31, 2022. The awards can be adjusted for overperformance or under performance. The grant date fair values of the PSUs assume all of the PSUs would be earned at the end of the three-year period.
Note 13 to the Company’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair values of the stock awards.
(4)	The following table reflects the types and amounts of allowances and reimbursements included in this column:
	Scott A. Sewell	Dorsey “Ron” McCall	Roger D. Shannon
Vehicle Allowance or Value of Vehicle Lease Reimbursement ($)	6,625	15,400	8,250
Club Membership Dues Reimbursement ($)	10,365	7,753	—
Employer Contributions to 401(k) Plan ($)	6,603	9,846	8,550
Housing Allowance ($)	—	—	6,690
Total ($)	23,593	32,999	23,490

Outstanding Equity Awards at Fiscal Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Scott A. Sewell	298,423	856,474	154,891	444,537
Roger D. Shannon	187,046	536,822	63,764	183,002
Dorsey “Ron” McCall	—	—	—	—
(1)	The RSUs (payable in shares of Common Stock) shown in this column will become vested as follows:
Name	April 1, 2021	April 1, 2022	April 1, 2023
Scott A. Sewell	77,445	127,563	93,415
Roger D. Shannon	54,124	73,844	59,078
(2)	Market value is based on the closing market price of the Common Stock on December 31, 2020 of $2.87 per share.
(3)
Some PSUs shown in this column (68,293 for Mr. Sewell and 29,537 for Mr. Shannon) will vest on April 1, 2022 if the volume-weighted average price of a share of the Common Stock equals or exceeds $12.00 for any 20-consecutive trading day period ending on or prior to April 1, 2022.

Some PSUs shown in this column (86,598 for Mr. Sewell and 34,227 for Mr. Shannon) will vest if the employee meets the Service Requirement of maintaining employment from the grant date through December 31, 2022, the end of the Performance Period, defined below, and if the Company achieves certain performance goals during the period January 1, 2020 through December 31, 2022 (the “Performance Period”), as follows: (i) the relative total stockholder return (“TSR”) percentile ranking of the Company as compared to the specified performance peer group and (ii) achieves a target 3-year cumulative revenue growth. Each performance goal is weighted at 50% in determining the number of PSUs that become earned PSUs. The maximum number of earned PSUs for the Performance Period is 200% of the target number of PSUs. At the end of the Performance Period, the Committee, in its sole discretion, will review the performance achieved on each performance goal that was established at the beginning of the Performance Period. Following vesting, the PSUs will be converted to, and paid in the form of, an equivalent number of shares of the Company’s Common Stock.
(4)
The amounts in this column equal the number of unearned PSUs shown in the column to the left multiplied by, in each case, the closing market price of the Common Stock on December 31, 2020 of $2.87 per share. The amounts shown are not necessarily indicative of the amounts that may actually be realized by the named executive officers. The actual amounts realized will be based on whether the PSUs are earned and the market value of the Common Stock on the applicable Performance Period End Date.

Additional Narrative Disclosures
Base Salary
Each named executive officer’s base salary is a fixed component of compensation that reflects the officer’s responsibilities, tenure, job performance, and the market for the executive’s services. The Compensation Committee reviews the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, the Committee considers individual and Company performance over the course of the applicable fiscal year. As of the 2020 annual review or promotion, the annual base salary rate for Messrs. Sewell, McCall, and Shannon for fiscal 2020 was $525,000, $750,000, and $415,000, respectively.
2020 Bonus Plan
Messrs. Sewell and Shannon participated in our 2020 bonus plan, under which they had the opportunity to earn a bonus calculated as a percentage of their base salary based on the achievement of a combination of Company-wide, site-specific, and individual performance goals. These goals included, but were not limited to, profitability, engagement improvement, safety, environmental compliance, and customer service. Actual payment of the bonuses under this plan is at the discretion of the Compensation Committee. Pursuant to the terms of their employment agreements, the target annual bonuses for Messrs. Sewell and Shannon were 100% and 70% of their annual base salary, respectively. The Compensation Committee reviewed the Company’s performance with regard to targeted adjusted EBITDA and Operating Cash Flow metrics as well as the achievement of certain Company goals and determined, in its discretion, that annual bonuses should be paid out at full target amounts.
Pursuant to the terms of his employment agreement, Mr. McCall was eligible to earn an annual bonus based on Company-specific performance goals and the performance of the Company’s nuclear services offerings. On November 19, 2020, Allied Power Holdings, LLC was sold and the obligations under Mr. McCall’s employment agreement continued with Allied Power Holdings, LLC. The Company did not pay an annual bonus to Mr. McCall in 2020
Long-Term Incentive Awards
The Company believes that equity-based compensation is essential to align the interests of the Company’s management and its stockholders in enhancing the long-term value of the Common Stock and to encourage executives to remain employed with the Company. Among the types of equity awards the Company is authorized to issue under the Charah Solutions, Inc. 2018 Omnibus Incentive Plan, the Compensation Committee of the Board has determined that a mix of time-vested RSU and PSU awards, ranging between a 60% RSU/40% PSU mix to an 80% RSU/20% PSU mix depending on the classification and level of the employee, satisfies the retention and incentive purposes of the equity-based awards.
Other Benefits
The Company maintains a 401(k) Plan. Under the 401(k) plan the Company has historically made a flat contribution to each employee’s 401(k) account equal to 3.0% of each employee’s annual base salary. To counter the impact of COVID-19, employer contributions were suspended from June 1, 2020 through December 31, 2020. The named executive officers participate in the Company’s benefit plan on the same basis as other employees.
Employment, Severance or Change in Control Agreements
We are party to employment agreements with each of Messrs. Sewell and Shannon (each, an “Executive”). Pursuant to the terms of the employment agreements, if the employment of Mr. Sewell or Mr. Shannon is terminated by us for “cause” (as defined in the employment agreements) or by the Executive without “good reason” (as defined in the employment agreements), we will pay the terminated Executive any accrued and unpaid portion of his base salary, provide any benefits to which the Executive was entitled (including paid time off through the date of his termination of employment) as well as pay any unreimbursed expenses (collectively, the “Accrued Obligations”).
Upon the termination of an Executive’s employment due to his death or “disability” (as defined in the employment agreements), we will pay the terminated Executive, or the Executive’s estate, as applicable, the

Accrued Obligations, as well, in the case of Mr. Sewell or Mr. Shannon, the annual bonus he would have earned for the fiscal year in which his death or disability occurred based on actual performance.
Upon the termination of the employment of Mr. Sewell or Mr. Shannon by us without cause or by the Executive with good reason, the terminated Executive will be entitled to the Accrued Obligations, and subject to the terminated Executive’s executing (and not revoking) a general release of claims, the following payments and benefits:
•	Severance in a total amount equal to the Severance Multiple (as defined below) times the sum of his annual base salary and target annual bonus;
•
COBRA continuation coverage under our group health plan at the same cost applicable to our active employees for 18 months (in the case of Mr. Sewell) or 12 months (in the case of Mr. Shannon) following such termination of employment (or, if earlier, the date that the terminated Executive becomes eligible to receive health benefits as a result of subsequent employment); and

•
A pro-rata portion of the annual bonus he would have earned for the fiscal year in which the termination of employment occurred based on actual performance (or, if the termination of employment occurs during the 12-month period following a “change in control” (as defined in the 2018 Omnibus Incentive Plan) (the “CIC Protection Period”), the greater of target or actual performance).

The Severance Multiple is 2.0 for Mr. Sewell and 1.0 for Mr. Shannon, provided if the termination of employment occurs during the CIC Protection Period, the Severance Multiple is 2.5 for Mr. Sewell and 1.5 for Mr. Shannon

Section 16(a) Beneficial Ownership Reporting Compliance
(Delinquent Section 16(a) Reports)
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Common Stock and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by the Company’s executive officers and directors with respect to the completeness and timeliness of their filings, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2020.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Executive Compensation” section included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the “Executive Compensation” section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Respectfully submitted by the Compensation Committee of the Board,
Mignon L. Clyburn, Chair
Robert C. Flexon
Mark Spender
Audit Committee Report
The primary purpose of the Audit Committee is to assist the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated and combined financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated and combined financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated and combined financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated and combined financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated and combined financial statements of the Company for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K for such fiscal year.
Respectfully submitted by the Audit Committee of the Board,
Robert C. Flexon, Chair
Stephen R. Tritch
Jack A. Blossman, Jr.

Proposal 2:
Ratification of the Appointment of
Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. The Audit Committee reviewed and discussed the performance of Deloitte & Touche LLP for fiscal 2020 prior to its appointment of Deloitte & Touch LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021.
The Company expects that representatives of Deloitte & Touche LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2021.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated and combined financial statements for the fiscal years ended December 31, 2020 and 2019 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	Fiscal 2020 ($)	Fiscal 2019 ($)
Audit Fees(1)	781,028	891,223
Audit-Related Fees	—	—
Tax Fees(2)	—	241,715
All Other Fees(3)	1,895	1,895
Total	782,923	1,134,833
(1)	Audit Fees consists of fees billed for professional services rendered in connection with the annual financial statement audit and quarterly financial statement reviews, services.
(2)	Tax Fees consists of fees billed for tax compliance, consultation, and related matters.
(3)	All Other Fees consists of licensing fees paid for access to an online accounting research program provided by the Company’s independent registered public accounting firm.
Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee has implemented procedures to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within pre-approved monetary limits. If a proposed service has not been pre-approved, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For fiscal 2020, all of the audit fees were approved by the Audit Committee in accordance with the above procedures. All of the other fees billed by Deloitte & Touche

LLP to the Company for fiscal 2020 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in fiscal 2020 were reviewed with the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proposal 3:
Approval of the Amendment to the Charah Solutions, Inc.
2018 Omnibus Incentive Plan
On March 16, 2021, our Board of Directors adopted, subject to stockholder approval, Amendment No. 1 (the “Plan Amendment”) to the 2018 Omnibus Incentive Plan (the “Plan” or the “2018 Plan”) adopted by our Board of Directors on June 13, 2018. The Board of Directors is submitting the Plan Amendment to the stockholders for approval at the Annual Meeting. As originally adopted by the Board, the 2018 Plan authorized the issuance of 3,006,582 shares of Common Stock. The Amendment will increase the aggregate number of shares of Common Stock authorized for issuance under the 2018 Plan by 2,000,000, to an aggregate of 5,006,582 shares of Common Stock. The Plan Amendment does not make any other changes to the 2018 Plan.
A copy of the full text of the Plan Amendment, along with the 2018 Plan, is attached to this Proxy Statement as [Exhibit A].
If approved, the total number of shares of the Company’s Common Stock that are available for grants under the Plan as of April 27, 2021 will increase from 515,957 shares to 2,515,957 shares. If the Plan Amendment is not approved, the increase in the number of shares reserved under the Plan pursuant to the amendment will not take effect.
Other than as a result of their possible participation in the 2018 Plan, no person who was a director or executive officer in the Company in the year ended December 31, 2020, or any associate of theirs, has any substantial interest in this proposal.
The Board of Directors recommends that you vote “FOR” the Amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan.
Purpose of Amendment
The Board of Directors believes that stock based incentive awards can play an important part in the success of the Company by encouraging and enabling the employees, including the named executive officers, non-employee directors and consultants of the Company and its affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of the business, to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The Plan Amendment is designed to enhance the flexibility to grant equity awards to our, employees, including our named executive officers, non-employee directors and consultants, including our named executive officers, at levels determined to be appropriate by the Board of Directors and the Compensation Committee to motivate, attract and retain the services of such individuals and align their financial interests with those of our stockholders.
Share Reserve
We initially reserved 3,006,582 shares of our Common Stock for issuance under the 2018 Plan. In addition, the following shares of our Common Stock will again be available for grant or issuance under the 2018 Plan:
•	shares subject to awards granted under the 2018 Plan that are subsequently forfeited or cancelled;
•	shares subject to awards granted under the 2018 Plan that otherwise terminate without shares being issued; and
•	shares surrendered, cancelled, or exchanged for cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).
Term
The 2018 Plan terminates on June 13, 2028, ten years from the date our Board of Directors approved the plan, unless it is terminated earlier by our Board of Directors.

Award Forms and Limitations
The 2018 Plan authorizes the award of stock options, stock appreciation rights, restricted stock, performance awards, other cash-based awards, and other stock-based awards.
Eligibility
Only employees, consultants and board members of the Company and its affiliates are eligible to receive awards under the 2018 Plan. The Board or committee delegated such authority by the Board determines who will receive awards, and the terms and conditions associated with such award.
As of the date of this proxy statement, the approximate number of employees eligible to participate is 22 and the number of eligible directors is 7.
Administration
The 2018 Plan is administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the 2018 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2018 Plan may be made subject to “performance conditions” and other terms.
Types of Awards
Stock Options
The 2018 Plan provides for the grant of ISOs only to our employees. All options other than ISOs may be granted to our employees, directors, and consultants. The exercise price of each stock option must be at least equal to the fair market value of our Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Options granted under the 2018 Plan may be exercisable at such times and subject to such terms and conditions as the Compensation Committee determines. The maximum term of options granted under the 2018 Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders). No stock options have been granted to date under the 2018 Plan.
Stock Appreciation Rights
Stock appreciation rights provide for a payment, or payments, in cash or shares of our Common Stock, to the holder based upon the difference between the fair market value of our Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of our Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the Compensation Committee in its discretion.
Restricted Stock
The Compensation Committee may grant awards consisting of shares of our Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us. The Compensation Committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.
Performance Awards
A performance award is an award that becomes payable upon the attainment of specific performance goals. A performance award may become payable in cash or in shares of our Common Stock. These awards are subject to forfeiture prior to settlement due to termination of a participant’s employment or failure to achieve the performance conditions.
Other Stock-Based Awards and Other Cash-Based Awards
Stock-based awards, such as dividend equivalent rights and other awards denominated or payable in shares of our Common Stock, may be granted as additional compensation for services or performance. Similarly, the

Compensation Committee may grant other cash-based awards to participants in amounts and on terms and conditions determined by them in their discretion. Both other stock-based awards and other cash-based awards may be granted subject to vesting conditions or awarded without being subject to conditions or restrictions.
Transferability of Grants
Awards granted under the 2018 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Compensation Committee. Unless otherwise restricted by our Compensation Committee, awards that are non-ISOs or SARs may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative or a family member of the optionee who has acquired the non-ISOs or SARs by a permitted transfer. Awards that are ISOs may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.
Change in Control
In the event of a change in control (as defined in the 2018 Plan), the Compensation Committee may, in its discretion, provide for any or all of the following actions: (i) awards may be continued, assumed or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the highest price per share of Common Stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock appreciation rights may be terminated prior to the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All awards will be equitably adjusted in the case of stock splits, recapitalizations, and similar transactions.
Repricing of Options
Except in relation to transactions that trigger appropriate adjustments in awards, outstanding options may not be modified to reduce the exercise price thereof nor may new options at a lower price be substituted for a surrendered option, unless such action is approved by the stockholders of the Company. No payment in cash for an option that has an exercise price less than the Fair Market Value shall be permitted.
Federal Income Tax Consequences of the Plan
The federal income tax consequences of grants under the 2018 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as consequences may vary with the types of grants made, identity of grantees, and method of payment or settlement. The summary does not address effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. The Company, as a general rule, for all awards other than ISOs, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.
Exceptions to these general rules arise under the following circumstances:
(i)
If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)
If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of one year from the date of exercise and two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.
(iii)
A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

The Company has the right to require that grantees pay an amount necessary to satisfy the federal, state, or local tax withholding obligations with respect to grants or exercises of awards. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, unless otherwise prohibited by the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, provided, however, that, at the Participant’s discretion, the number of shares of Common Stock otherwise deliverable to the Participant may be further reduced in an amount up to the maximum individual tax rate in the Participant’s particular jurisdiction, and only if the Company has a statutory obligation to withhold taxes on the Participant’s behalf, in such case only if such reduction would not result in adverse financial accounting treatment, as
New Plan Benefits
All awards under the 2018 Plan are discretionary, and no awards have been granted under the 2018 Plan subject to stockholder approval of this Amendment No.1. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not determinable at this time. Our past equity grants to our NEOs, and our current Director compensation policy, are discussed above.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional 2,000,000 shares of Common Stock under the 2018 Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan Amendment by our stockholders.
Equity Compensation Plan Information
The table below provides information as of December 31, 2020, with respect to the securities authorized for issuance to employees, directors and consultants of the Company and its affiliates under the Incentive Plan. The 2018 Plan, which was adopted by the Board of Directors upon the closing of the IPO, provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards. The Company has reserved 3,006,582 shares of Common Stock for issuance under the 2018 Plan, and all future equity awards described above will be issued pursuant to the 2018 Plan.
Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	523,604(2)	—(3)	1,093,674(4)
(1)	The Company does not have any equity compensation plan not approved by security holders.

(2)	Represents the number of unvested RSUs and unearned PSUs awarded to the Company’s key employees and non-employee directors under the 2018 Plan.
(3)	There are no outstanding stock options or other equity awards having an exercise price.
(4)	Represents shares available for award in the future under the 2018 Plan.
Additional Information
Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2022 Annual Meeting of Stockholders must be in writing and received by the Company no later than December 28, 2021. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.
In addition, any stockholder proposal intended to be presented at the 2022 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2022 Annual Meeting of Stockholders (i.e., any proposal other than a proposal submitted pursuant to Rule 14a-8 of the Exchange Act), must be in writing and received by the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299 not earlier than February 9, 2022 and not later than March 11, 2022. However, in the event that the date of the 2022 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after June 9, 2022, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Amended and Restated Bylaws. A copy of the Company’s Amended and Restated Bylaws may be obtained by writing to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.
2020 Annual Report to Stockholders
This Proxy Statement is accompanied by the 2020 Annual Report to Stockholders, and these materials are also available at www.proxyvote.com and the investors portion of the Company’s website, www.charah.com. The 2020 Annual Report to Stockholders, which contains the audited consolidated and combined financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.
Annual Report on Form 10-K
The Company will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of Steven A. Brehm, the Company’s Corporate Secretary, at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.
Householding
The SEC has adopted rules permitting companies to mail one proxy statement and annual report, or notice of internet availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its stockholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of shares held in street name. If members of your household have multiple accounts through which they hold Voting Stock, you may have received a householding notification from the stockholder of record (e.g., your bank, broker, or other nominee).
Please contact the stockholder of record directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2020 Annual Report to Stockholders or the Notice of Internet Availability for members of your household.

SCAN TO
VIEW MATERIALS & VOTE

CHARAH SOLUTIONS, INC.
12601 PLANTSIDE DRIVE
LOUISVILLE, KY 40299

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/CHRA2021**

You may participate in the meeting via live webcast and cast your vote online during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51830-P54116

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHARAH SOLUTIONS, INC.

The Board of Directors recommends you vote "FOR ALL" of the nominees named in proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy J. Poché
02) Mark Spender
03) Dennis T. Whalen

The Board of Directors recommends you vote "FOR" proposal 2.

The Board of Directors recommends you vote "FOR" proposal 3.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2 AND 3 HAVE BEEN PROPOSED BY CHARAH SOLUTIONS, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D51831-P54116

CHARAH SOLUTIONS, INC.
Annual Meeting of Stockholders
June 9, 2021
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott A. Sewell, Roger D. Shannon and Steven A. Brehm, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock of CHARAH SOLUTIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. ET on June 9, 2021, via live webcast at www.virtualshareholdermeeting.com/CHRA2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side